Exhibit 5.1

[LETTERHEAD OF BRYAN CAVE LLP]

May 13, 2013

M.D.C. Holdings, Inc.

4350 S. Monaco Street

Denver, CO 80237

Re:	M.D.C. Holdings, Inc. 6.00% Senior Notes due 2043

Ladies and Gentlemen:

We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with (i) the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on November 3, 2011 (File No. 333-177680); (ii) the prospectus contained in the Registration Statement dated November 3, 2011 (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 8, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and (iii) the offering and sale by the Company pursuant to the Prospectus of $100,000,000 in aggregate principal amount of its 6.000% Senior Notes due January 15, 2043 (the “Notes”), which have been fully and unconditionally guaranteed by certain of its subsidiaries listed on Exhibit A (the “Guarantors”). The Notes, together with the guarantees issued by the Guarantors (the “Guarantees”), are described herein as the “Debt Securities.”

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Prospectus Supplement.

In connection with the Company’s and the Guarantors’ preparation and filing of the Registration Statement and their offering and sale of the Debt Securities, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

M.D.C. Holdings, Inc.

May 13, 2013

In connection with this opinion, we have examined the following documents:

(1)	The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

(2)	The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

(3)	The Senior Indenture dated December 3, 2002 (the “Senior Indenture”) and Supplemental Indenture dated January 10, 2013 (the “Supplemental Indenture”, together, the “Indenture”), and the form of the Notes and the Guarantees, attached as exhibits to the Supplemental Indenture;

(4)	The Underwriting Agreement dated May 8, 2013, among the Company and Citigroup Global Markets Inc. (the “Underwriting Agreement”);

(5)	The Prospectus;

(6)	The Certificate or Articles of Incorporation, Certificate or Articles of Organization, Bylaws, Operating Agreements and Partnership Agreements, as applicable, of the Guarantors, as set forth on Exhibit A hereto, certified as of a recent date by an officer of the Guarantors (the “Guarantor Documents”);

(7)	Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving (a) the Supplemental Indenture, and (b) the issuance of the Notes, certified as of a recent date by an officer of the Company;

(8)	Resolutions adopted by the boards of directors or other governing bodies of each of the Guarantors authorizing the Guarantee to be entered into in connection with the Notes, certified as of a recent date by an officer of the Guarantors;

(9)	Such other records of the corporate proceedings of the Company and Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion;

(10)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

(11)	Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

In rendering this opinion, we have assumed the due authorization, execution and delivery of the Indenture by U.S. Bank National Association, as Trustee under the Indenture (the “Trustee”), and that the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee

M.D.C. Holdings, Inc.

May 13, 2013

in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

When (a) the Debt Securities in substantially the form contained in the Indenture shall have been issued, executed and delivered by the Company to the Trustee for authentication in accordance with the Indenture and shall have been authenticated and delivered by the Trustee in accordance with the Indenture, and (b) the Debt Securities shall have been paid for as described in the Prospectus, in accordance with the terms and conditions of the Underwriting Agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement, (i) the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) the Guarantees will be duly authorized by the respective Guarantors and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms; in each case subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions expressed herein are limited to (i) the laws of the States of Colorado and New York, (ii) the General Corporation Law of the State of Delaware, the Stock Corporation Act of the State of Virginia and the Maryland General Corporation Law (including the respective statutory provisions and all applicable provisions of the applicable state Constitution and reported judicial decisions interpreting these laws), and (iii) the federal laws of the United States of America.

This opinion may be incorporated by reference as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” contained in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ BRYAN CAVE LLP

Exhibit A

Guarantor Documents

M.D.C. Land Corporation

Articles of Incorporation of M.D.C. Land Corporation

By-Laws of M.D.C. Land Corporation

RAH of Florida, Inc.

Articles of Incorporation of RAH of Florida, Inc.

By-Laws of RAH of Florida, Inc.

Richmond American Construction, Inc.

Certificate of Incorporation of Richmond American Construction, Inc

By-Laws of Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Certificate of Incorporation of Richmond American Homes of Arizona, Inc.

By-Laws of Richmond American Homes of Arizona, Inc.

Richmond American Homes of Colorado, Inc.

Certificate of Incorporation of Richmond American Homes of Colorado, Inc.

By-Laws of Richmond American Homes of Colorado, Inc.

Richmond American Homes of Delaware, Inc.

Articles of Incorporation of Richmond American Homes of Delaware, Inc.

Bylaws of Richmond American Homes of Delaware, Inc.

Richmond American Homes of Florida, LP

Certificate of Limited Partnership of Richmond American Homes of Florida, LP

Agreement of Limited Partnership of Richmond American Homes of Florida, LP

A-1

Richmond American Homes of Illinois, Inc.

Articles of Incorporation of Richmond American Homes of Illinois, Inc.

Bylaws of Richmond American Homes of Illinois, Inc.

Richmond American Homes of Maryland, Inc.

Articles of Incorporation of Richmond American Homes of Maryland, Inc.

By-Laws of Richmond American Homes of Maryland, Inc.

Richmond American Homes of Nevada, Inc.

Articles of Incorporation of Richmond American Homes of Nevada, Inc.

By-Laws of Richmond American Homes of Nevada, Inc.

Richmond American Homes of New Jersey, Inc.

Articles of Incorporation of Richmond American Homes of New Jersey, Inc.

Bylaws of Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Pennsylvania, Inc.

Articles of Incorporation of Richmond American Homes of Pennsylvania, Inc.

Bylaws of Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Utah, Inc.

Articles of Incorporation of Richmond American Homes of Utah, Inc.

By-Laws of Richmond American Homes of Utah, Inc.

Richmond American Homes of Virginia, Inc.

Articles of Incorporation of Richmond American Homes of Virginia, Inc.

By-Laws of Richmond American Homes of Virginia, Inc.

Richmond American Homes of Washington, Inc.

Articles of Incorporation of Richmond American Homes of Washington, Inc.

By-Laws of Richmond American Homes of Washington, Inc.

A-2